FOR IMMEDIATE RELEASE	Page 1 of 1
October 15, 2007

INTERNATIONAL SHIPHOLDING CORPORATION
RETIRES 7 ¾% SENIOR UNSECURED NOTES

Mobile, Alabama - International Shipholding Corporation announced today that it retired all of the remaining outstanding obligations of its 7¾% Senior Unsecured Notes (“Notes”). These Notes were issued in January 1998, at a face value of $110 million. During the years, the Company retired a total of  $71.03 million of the outstanding Notes in advance of maturity leaving today’s payment of $38.97 million as the final payment due in order to fully retire all outstanding Notes. The Company used funds available from free operating cash to make this final payment.

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Contacts:

Niels M. Johnsen, Chairman	(212) 943-4141
Erik L. Johnsen, President	(251) 243-9221